                                                                   EXHIBIT 11(c)




                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Shareholders of
AIM Investment Securities Funds:

We consent to the use of our report on Limited Maturity Treasury Portfolio (now known as AIM Limited Maturity Treasury Fund) dated August 22, 1997 included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Audit Reports" in the Statement of Additional Information.



                              /s/ KPMG PEAT MARWICK LLP

                                  KPMG Peat Marwick LLP


Houston, Texas
November 14, 1997